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                                                            Exhibit 23(b)
                                                            -------------


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                   Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Westside Bancshares, Incorporated Incentive Stock Option Plan of our reports (a) dated January 19, 1995, with respect to the consolidated financial statements of Boatmen's Bancshares, Inc. incorporated by reference in its Annual
Report (Form 10-K) for the year ended December 31, 1994, and (b) dated January 19, 1995 (except for the pooling of interests with Worthen Banking Corporation as of February 28, 1995, and Note 3, for which the date is April 1, 1995), with respect to the supplemental consolidated financial statements of Boatmen's Bancshares, Inc. as of December 31, 1994, and 1993 and for each of the three years in the period ended December 31, 1994, included in its Current Report on Form 8-K dated April 28, 1995, both filed with the Securities and Exchange Commission.


                                      /s/ ERNST & YOUNG LLP

                                      ERNST & YOUNG LLP

St. Louis, Missouri
May 18, 1995